EXHIBIT 4.3

APPILOG, INC.

2003 STOCK OPTION PLAN
Effective November 25, 2003

1.   Purpose

Appilog, Inc. (the “Company”) desires to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Company in order to serve the best interests of the Company and its stockholders. By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company’s business, the Appilog, Inc. 2003 Stock Option Plan (the “Plan”) is expected to contribute to the attainment of those objectives. The Plan also includes a special appendix, attached as Schedule A hereto, as an integral part of the Plan, for the benefit of the employees of the Company’s Israeli subsidiary.

2.   Options and Shares of Common Stock Subject to the Plan

Option grants under the Plan may be granted in the form of (i) incentive stock options (“incentive stock options”) as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) options to purchase shares of Common Stock which are not intended to qualify as incentive stock options (“non-qualified options”) (unless otherwise indicated, references in the Plan to “options” include incentive stock options and non-qualified options); or (iii) any combination of the foregoing as the Committee (as defined in Section 3(a)) shall determine. The maximum aggregate number of shares of Common Stock as to which options may be granted from time to time under the Plan is 68,162,592 shares, subject to adjustment as provided in Section 11. The shares available may be in whole or in part, as the Board of Directors of the Company (the “Board of Directors”) shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Company. Unless otherwise provided by the Committee, shares covered by expired or terminated options will be available for subsequent option grants under the Plan. Any shares issued by the Company in respect of the assumption or substitution of outstanding options from a corporation or other business entity by the Company shall not reduce the number of shares available for option grants under the Plan.

3.   Administration

(a)           The Plan shall be administered by a committee (the “Committee”) consisting of not less than two members of the Board of Directors who are selected by the Board of Directors. The term Committee shall refer to the Board of Directors if at any time no committee of the Board of Directors is constituted to administer the Plan.

(b)           The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan (i) to grant options, (ii) to determine the purchase price of the shares of Common Stock covered by each option, (iii) the term of each option, (iv) the persons to whom, and the time or times at which options shall be granted, (v) the number of shares to be covered by each option, (vi) to designate options as incentive stock options or non-qualified options, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of the option agreements as described in Section 16 (which need not be identical), and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. Except to the extent prohibited by any applicable law, rule or regulation, including, without limitation, the requirements applicable under Section 162(m) of the Code to any option granted under the plan intended to be “qualified performance-based compensation,” or the requirements for any award granted under the Plan to an officer or director to be covered by any exemptive rule under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including Rule 16b-3, or any successor rule, as the same may be amended from time to time), the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(c)           The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All actions taken and all interpretations, decisions and determinations made by the Committee in good faith shall be final and binding upon all persons who have received option grants, the Company and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or option grants made thereunder, and all members and agents of the Committee and the Board of Directors shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           Subject to the Company’s decision to the contrary, each member of the Board of Directors and the Committee shall be indemnified and held harmless by the Company against the cost or expense (including attorneys’ fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act on connection with the Plan, unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights or indemnification the member may have as a director or otherwise under the Company’s Certificate of Incorporation or bylaws, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

4.   Eligibility; Factors to be Considered in Granting Options

(a)           Subject to the limitations on the granting of options otherwise set forth in the Plan, option grants will be limited to employees and directors (whether or not also employees) of the Company or a Subsidiary (as defined in the last sentence of this Section 4(a)) and to individuals who are not employees but who provide services to the Company or a Subsidiary or to companies which provide services to the Company, but only to the extent any such non-employees or companies (i) provide bona fide services to the Company or a Subsidiary; and (ii) provide services that are not in connection with the offer or sale of the Company’s or a Subsidiary’s securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or a Subsidiary’s securities (such service providers who are neither employees nor directors are referred to in the Plan as “consultants”); provided, however, that the issuance of options hereunder to any non-individual shall only be permitted where the issuance thereof shall not require any registration or filing with under any federal or state securities law. In determining the eligible individuals to whom options shall be granted and the number of shares to be covered by each option, the Committee shall take into account the nature of the individuals’ duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An eligible individual who has been selected by the Committee to participate in the Plan and who holds an outstanding option under the Plan is referred to in the Plan as an “optionee.” As used in the Plan, “Subsidiary” shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as such term is defined in Section 424(f) of the Code.

(b)           Option grants may be granted singly, in combination or in tandem and may be made in combination or in tandem with, in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Company and/or any Subsidiary. No incentive stock option shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Company or a Subsidiary on the date of granting of such option. An optionee who has been granted an option or options under the Plan may be granted additional options, subject to such limitations as may be imposed by the Code on the grant of incentive stock options. No grant of incentive stock options (under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code) shall result in the aggregate fair market value of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) are exercisable for the first time by any employee during any calendar year (determined at the time the incentive stock option is granted) exceeding $100,000.

(c)           The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected to participate in the Plan or to be granted an option under the Plan. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable option agreement.

5.   Purchase Price

(a)           The purchase price of a share of the Common Stock covered by each option shall be determined by the Committee, but, subject to Section 5(b) and unless otherwise set forth in the applicable option agreement, shall not be less than 100% of the fair market value (as hereinafter defined, the “Market Value”) of a share of the Common Stock on the date the option is granted, and such purchase price shall not be reduced, by action of the Committee or the Board of Directors or otherwise, at any time after the date an option is granted (subject to Section 11(a)). For purposes of the Plan, the Market Value of a share of Common Stock shall be the closing price for a share of Common Stock on the date of the determination, or if such date is not a trading day, then on the most recently preceding trading day; provided, however, that for purposes of any incentive stock options granted under the Plan, such Market Value shall be determined subject to Section 422(c)(7) of the Code. The closing price for a share of Common Stock shall be: (a) if the Common Stock shall be listed or admitted to trading on any national securities exchange, the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing bid and asked prices on such trading date); (b) if the Common Stock is not traded or admitted to trading on any national securities exchange, the closing price, if reported, or if the closing price is not reported, the average of the closing bid and asked prices, as reported by The Nasdaq Stock Market® or similar source or, if no such source exists, as furnished by two members of the National Association of Securities Dealers, Inc., selected by the Committee for that purpose, on the specified dates; or (c) if the Common Stock is not traded or admitted to trading on any national securities exchange or The Nasdaq Stock Market®, the closing price on such dates as determined in good faith by the Committee or the Board of Directors. The Committee shall determine the date on which an option under the Plan is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the optionee to whom the option is granted is promptly notified of the grant and an option agreement is duly executed as of the date of the resolution. The purchase price shall be subject to adjustment as provided in Section 11(a).

(b)           No incentive stock option shall be granted to an employee under the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such incentive stock option is granted the option exercise price per share of Common Stock subject to the option is at least 110% of the Market Value of a share of Common Stock on the date such incentive stock option is granted, and the incentive stock option by its terms is not exercisable after the expiration of five years from such date of grant.

6.   Terms of Option Grants

The term of each option granted under the Plan shall be determined by the Committee and set forth in the option agreement evidencing such option, provided, however, that, subject to Section 5(b) and earlier termination as provided in Sections 9 and 10, no option shall be exercisable after 10 years from the date such option was granted.

7.   Exercise; Loans

(a)           Subject to the provisions of the Plan, an option granted under the Plan shall become vested and exercisable as determined by the Committee and set forth in the option agreement evidencing such option. The Committee may, in its discretion, determine as a condition of any option, that all or a stated percentage of the option shall only become exercisable, in installments or otherwise, after completion of a specified period of service with the Company and the Subsidiaries or subject to any other condition or conditions.

(b)           The Committee may also, in its discretion, accelerate the exercisability of any options at any time and provide, in any option agreement, that the option shall become immediately exercisable as to all or any portion of the shares of Common Stock remaining subject to the option on or following (i) a Change of Control (as defined in this Section), (ii) the termination by the optionee of his or her employment for Good Reason (as defined in this Section) or the termination of the optionee’s employment by the Company without Cause (as defined in this Section) or (iii) as otherwise determined by the Committee. The date, after the occurrence of a Change of Control, upon which such a termination occurs shall be referred to herein as an “acceleration date”. For the purposes of the Plan, the following terms shall be defined as follows:

“Cause” shall mean (i) the continuing failure, as determined by the Company acting in good faith, of the optionee to render services to the Company in accordance with the optionee’s assigned duties, and such failure of performance continues for a period of more than 30 days after written notice thereof has been provided to the optionee by the Company; (ii) willful misconduct or gross negligence of the optionee in the performance of his or her duties and services to the Company or any of its subsidiaries; (iii) the conviction of the optionee of a felony, whether or not committed in the course of performing services for the Company or any of its subsidiaries; (iv) deliberate dishonesty, breach of fiduciary duty or breach of the material terms of any employment, noncompetition, nondisclosure or other agreement between the optionee and the Company; (v) the commission by the optionee in the course of performing any services for the Company or any of its subsidiaries of embezzlement, theft or any other fraudulent act; (vi) the unauthorized disclosure by the optionee of any material trade secret or material confidential information of the Company or any of its subsidiaries; or (vii) the commission by the optionee of an act which constitutes unfair competition with the Company or any of its subsidiaries, including, without limitation, inducing any employee or customer of the Company to breach a contract with the Company or any of its subsidiaries.

A “Change of Control” shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(i)            any individual, corporation (other than the Company or any Subsidiary), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than any employee benefit plan (or any trust forming a part thereof) of the Company or any Subsidiary) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act of securities of the Company possessing either (X) 50% or more of the voting power for the election of directors of the Company or (Y) 50% or more in value of the outstanding equity securities (or the right to acquire 50% or more) of the Company;

(ii)           there shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which (X) holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation) or (Y) holders of equity securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, equity securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than 50% of the equity securities of the Company (or such other surviving corporation);

(iii)          during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason other than voluntary resignation, death, disability or retirement to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

iv)           there shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

“Good Reason” shall exist if any one of the following events occur:

(i)            a significant adverse change, without the optionee’s written consent, in the optionee’s working   conditions or status, including but not limited to a significant change in the nature or scope of the optionee’s authority, powers, functions, duties, or responsibilities;

(ii)           the optionee’s base salary for any fiscal year is less than 100% of the rate of base salary paid to the optionee’s in the completed fiscal year immediately preceding the Change of Control, or if the optionee’s total cash compensation opportunities, including salary and incentives, for any fiscal year are less than 100% percent of the total cash compensation opportunities made available to the optionee in the completed fiscal year immediately preceding the Change of Control;

(iii)          the failure of the Company or its Subsidiaries to continue in effect any benefits or perquisites, or any pension, life insurance, medical insurance or disability plan in which the optionee was participating immediately prior to the Change of Control unless the Company provides the optionee with a plan or plans that provide substantially similar benefits, or the taking of any action by the Company that would adversely affect the optionee’s benefit under any of such plans or deprive the optionee of any material fringe benefit enjoyed by the optionee immediately prior to the Change of Control;

(iv)          any purported termination of the optionee’s employment by the Company for Cause which is not effected in compliance with the procedures set forth in the definition of Cause above; or

(v)           an attempt by the Company or any Subsidiary to relocate the optionee to, or to require the optionee to perform regular services at, any location that is more than seventy-five (75) miles from the location at which the optionee was regularly performing services prior to the Change of Control.

(c)           An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable. Notwithstanding the foregoing provision, no option may be exercised without the prior consent of the Committee by an employee who is subject to Section 16(b) of the Exchange Act until the expiration of six months from the date of the grant of the option.

(d)           The purchase price of the shares as to which an option is exercised shall be paid in full to the Company at the time of exercise; payment may be made (i) in cash, which may be paid by check, or other instrument acceptable to the Company; (ii) with the consent of the Committee, and subject to such terms and conditions as it may determine, by delivery of shares of the Common Stock which have been owned by the optionee exercising such option for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), valued at the Market Value on the date of exercise, or (iii) at the discretion of the Committee, in accordance with a cashless exercise program (through broker accommodation), if any, established by the Committee. In addition, the optionee exercising such option shall promptly pay to the Company in cash any amount necessary to satisfy all applicable federal, state or local tax requirements (and in no event shall Common Stock be delivered with respect to such option until all such amounts have been fully paid to the Company). The Committee may permit such amount to be paid in shares of Common Stock previously owned by the optionee for more than six months prior to such payment (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), or a portion of the shares of Common Stock that otherwise would be distributed to such optionee upon exercise of the option (provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s or any Subsidiary’s required tax withholding obligations using the minimum statutory withholding rates for Federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income), in either case, based on the Market Value of such shares on the date of payment, as determined by the Committee, or a combination of cash and shares of such Common Stock. The Company or a Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such optionee.

(e)           Except as provided in Sections 8, 9 and 10, no options may be exercised at any time unless the holder thereof is then an employee of or performing services for the Company or one of its Subsidiaries.

(f)            Upon, but not until, the exercise of an option or portion thereof in accordance with the Plan, the applicable option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the shares issued as a result of such exercise.

(g)           The Company may make loans to such optionees as the Committee, in its discretion, may determine (including a holder who is a director or officer of the Company) in connection with the exercise of options granted under the Plan; provided, however, that the Committee shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a “modification” (as defined in Section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding five years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

8.   Transferability of Options

(a)           Except as otherwise provided in this Section 8, options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee who received such option only by such optionee.

(b)           No transfer of any options by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the option grant that are or would have been applicable to the employee to whom the option was granted and to be bound by the acknowledgments made by the employee in connection with the grant of the option.

(c)           With the approval of the Committee and subject to such conditions as the Committee may prescribe, an optionee may, upon providing written notice to the Secretary of the Company, elect to transfer any or all such optionee’s non-qualified options to such optionee’s spouse, children, grandchildren and the spouses of children and grandchildren or to trusts for the benefit of the optionee and/or any of the foregoing family members of the optionee or to partnerships in which the optionee and/or such family members are the only partners (“Permitted Transferees”); provided, however, that no such transfer by any optionee may be made in exchange for consideration and following any such transfer the option may not be subsequently transferred; and providedfurther, however, that following any such transfer, the exercise, vesting and termination provisions of such option and the Plan shall continue to be applied with respect to the optionee who transferred such option.

(d)           If any rights exercisable by the optionee or benefits deliverable to the optionee under the Plan have not been exercised or delivered, respectively, at the time of the optionee’s death, such rights shall be exercisable by the optionee’s Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan and the applicable option agreement. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the optionee in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the optionee, any rights that would have been exercisable by the optionee and any benefits distributable to the optionee shall be exercised by or distributed to the legal representative of the estate of the optionee. If a deceased optionee designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under the Plan or the option agreement or before the complete distribution of benefits to the Designated Beneficiary under the option agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

9.   Termination of Service

(a)           Unless otherwise determined by the Committee, and subject to such restrictions as may be imposed by the Code in the case of any incentive stock options, in the event that the employment or other period of service with the Company and the Subsidiaries of an optionee to whom an option has been granted under the Plan shall be terminated (except as set forth in Section 10), such option may, subject to the provisions of the Plan, be exercised (to the extent that the optionee was entitled to do so under the Plan and the optionee’s option agreement at the termination of his employment or period of service) at any time within three months after such termination, or, in the case of an employee whose termination results from retirement from active employment at or after age 55 (as determined by the Committee in its good faith discretion) within one year after such termination, but in no case later than the date on which the option expires; provided, however, that any option held by an employee or consultant whose employment or service with the Company or a Subsidiary is terminated for Cause shall forthwith terminate, to the extent not theretofore exercised.

(b)           Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee holding any such option continues to be an employee, director or consultant of the Company or any of its Subsidiaries, subject to any applicable limitations on the holding of incentive stock options; provided, however, that, in the event an employee becomes a consultant to the Company, the right of such employee to retain his or her options shall be at the sole discretion of the Committee. Any option agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment or period of service with the Company and any Subsidiary terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder.

(c)           Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any employee, director or consultant any right to continue in the employ of, or in any other relationship with, the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate any such employment or other relationship at any time.

(d)           At any time after the termination of employment of the optionee for any reason, including death or disability, the Company shall have the right to purchase any and all Common Stock acquired pursuant to the exercise of an option granted under the Plan from the optionee, the optionee’s legal representative, or any person who acquires options or related Common Stock from the optionee by will or the laws of descent and distribution (the “Selling Shareholder”). The purchase price of any such Common Stock for which the Company exercises its option to purchase shall be equal to the fair market value of such Common Stock, as determined in good faith by the Board of Directors; provided that any shares which are not vested shares shall be subject to repurchase by the Company at the purchase price therefore as set forth in the applicable option agreement; and provided further, that, in the event that, within six months after the purchase by the Company of such Common Stock from a Selling Shareholder, (i) a Qualified IPO or (ii) other event occurs which results in a change of ownership of a majority of the outstanding capital stock of the Company at a per share price in excess of the price paid by the Company to such Selling Shareholder, such Selling Shareholder shall be entitled to an additional payment equal to the difference between what such Selling Shareholder was paid by the Company for each of such Selling Shareholder’s shares and the per share price paid in connection with Qualified IPO or other transaction. The purchase price shall be paid in three equal annual installments, together with interest on the unpaid balance at the rate of two percentage points less than the prime rate of interest of the Company’s principal banking institution.

The Company by written notice to the Selling Shareholder shall specify a date not less than 10 nor more than 30 days from the date of such notice to consummate the purchase and sale of such Common Stock at the principal office of the Company. In the event the Selling Shareholder disputes the fair market value of the Common Stock to be purchased by the Company pursuant to this Section 9(c), such Selling Shareholder may engage an appraiser, who shall be experienced in making appraisals of entities engaged in the business of the Company, to value the Common Stock within 30 days of the date of the Company’s notice to consummate the purchase and sale. If such appraisal is within 10% of the value determined by the Board of Directors, the fair market value shall be determined by taking the numerical average of the values determined by the Selling Shareholder’s appraiser and the Board of Directors. If the appraisal is not within 10% of the value determined by the Board of Directors, then the Board of Directors and the Selling Shareholder’s appraiser shall mutually select a second appraiser, similarly qualified, within 10 days of the receipt of the appraisal by the Selling Shareholder’s appraiser, and shall immediately so notify the parties. Within 20 days of appointing the second appraiser, the second appraiser shall select either the valuation determined by the Board or the Selling Shareholder’s appraiser, and such determination as to fair market value shall be final and binding on the parties hereto. The Selling Shareholder shall bear the cost of the Selling Shareholder’s appraiser, and the Company and the Selling Shareholder shall equally share the costs of the second appraiser, if any.

At the closing of the purchase of shares by the Company, the Selling Shareholder shall duly endorse Company certificates representing such Common Stock in proper form for transfer, and upon such endorsement, the Company shall deliver to the Selling Shareholder a check in the amount of the first installment of the purchase price. The second and third installments shall be paid no later than the first and second anniversaries of the first installment payment date. If the Selling Shareholder fails to properly endorse the share certificates, the Company may deposit the first installment of the purchase price (and subsequent installments if necessary) with the Treasurer of the Company and thereafter the Common Stock shall be deemed to have been transferred to the Company and the Selling Shareholder, despite the failure to properly endorse the share certificates, shall have no further rights as a stockholder of the Company. In such event, the Treasurer of the Company shall continue to hold the purchase price for such Common Stock until such time as the share certificates are properly endorsed and delivered to the Company. If any payment is delayed by reason of the Selling Shareholder’s failure to properly endorse and deliver the certificates, no interest shall be paid for the period commencing with the due date of any such payment and ending with the actual date of payment.

10.   Death or Total Disability of Optionee

If an optionee ceases to be an employee, director or consultant of the Company or any Subsidiary by reason of “total disability,” such optionee’s option may be exercised, to the extent that the optionee or a Permitted Transferee of the option was entitled to do so at the termination of employment or service with the Company or such a Subsidiary, as set forth herein and in the optionee’s option agreement (subject to the restrictions set forth in Section 7 or otherwise applicable with respect to persons subject to Section 16(b) of the Exchange Act) at any time within one year after the date of such termination of employment or service, but in no case later than the date on which the option expires. If an optionee shall die while an employee, director or consultant of the Company or its Subsidiaries or within three months (or, in the case of an employee whose termination results from disability or retirement from active employment at or after age 55, within one year) after the termination of such employment or other relationship with the Company or such a Subsidiary (other than termination for cause), such optionee’s option may be exercised, to the extent that the optionee or a Permitted Transferee of the option was entitled to do so at the termination of employment or service with the Company or such as Subsidiary (or at the date of death, if later), as set forth herein and in the optionee’s option agreement by the optionee, a legatee or legatees of the optionee under the optionee’s last will, by the optionee’s personal representatives or distributees or by the Permitted Transferee, whichever is applicable, at any time within one year after the date of the optionee’s death, but in no case later than the date on which the option expires. For purposes hereof, “total disability” is defined as the permanent inability of an optionee, as a result of accident or sickness, to perform any and every duty pertaining to such optionee’s occupation or employment for which the optionee is suited by reason of the optionee’s previous training, education and experience, as determined by the Committee in its good faith discretion, and, for purposes of incentive stock options granted under the plan, “total disability” shall mean “permanent and total disability,” as defined in Section 22(e)(3) of the Code.

11.   Adjustment upon Changes in Capitalization, etc.

(a)           Notwithstanding any other provision of the Plan, in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, “spin-offs” or similar capital changes, the Committee may, in its sole discretion, make such adjustments to the number, class and kind of shares available under the Plan and to the number, class, kind and price of shares available under any outstanding option as it may deem appropriate to prevent dilution or enlargement of the rights of optionees or otherwise to reflect such capital changes. Any such determination by the Committee shall be conclusive. No adjustment shall be made in respect of an incentive stock option if such adjustment would disqualify such option as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder, unless the Committee determines otherwise. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options shall be eliminated. Notwithstanding the foregoing, in the event of a stock split or other technical adjustment in the number of authorized and/or issued shares of Common Stock, the Committee shall make such adjustments to the number, class and kind of shares available under the Plan and to the number, class, kind and price of shares available under any outstanding option as it may deem appropriate to prevent dilution or enlargement of the rights of optionees or otherwise to reflect such capital changes.

(b)           In the event of a Change of Control, in addition to or in lieu of the any acceleration of outstanding options described in Section 7(b):

(i)            In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the option agreement applicable to any option or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding option shall be adjusted by substituting for Common Stock subject to such option stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control, whether or not such stock or other securities are publicly traded, in which event the aggregate option exercise price shall remain the same and the amount of shares or other securities subject to the option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the optionee if the option had been exercised in full (or with respect to a portion of such option, as determined by the Committee, in its discretion) prior to such transaction or expiration date and the optionee exchanged all of such shares in the transaction.

(ii)           In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the option agreement applicable to any option or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding option shall be converted into a right to receive cash on or following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, less the per share option exercise price of such option, multiplied by the number of shares of Common Stock subject to such option, or a portion thereof.

(iii)          The Committee may, in its discretion, provide that an option cannot be exercised after such a Change of Control, to the extent that such option is or becomes fully exercisable on or before such Change of Control and/or is subject to any acceleration, adjustment or conversion in accordance with Section 7(b) or the foregoing subsections (i) or (ii) of this Section 11(b).

No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares of Common Stock available to such optionee. Any actions or determinations of the Committee under this Section 11(b) or Section 7(b) need not be uniform as to all outstanding options, nor treat all optionees identically. Notwithstanding the foregoing adjustments, in no event may any option be exercised after ten (10) years from the date it was originally granted.

12.   Effective Date; Compliance with Law; Optionee Acknowledgments

(a)           The Plan shall be effective as of the date on which the Plan is approved by the stockholders of the Company, which approval shall occur within 12 months before or after the date the Plan is adopted by the Board of Directors. The Committee thereafter may, in its discretion, grant options under the Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to such shares shall be effective, and (ii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over options granted under the Plan shall have been obtained.

(b)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an option under the Plan is or may be in the circumstance unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or option grants under the Plan and the right to exercise any option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c)           The Committee may require each person receiving Common Stock in connection with an award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Common Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of shares of Common Stock purchasable or otherwise receivable by any person under any award as it deems appropriate. Any such restrictions shall be set forth in the applicable option agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions. The Committee may require an optionee to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of an incentive stock option within: (i) two years from the date of granting such incentive stock option to such optionee or (ii) one year from the transfer of such shares of Common Stock to such optionee or (iii) such other period as the Committee may from time to time determine. The Committee may direct that an optionee undertake in the applicable option agreement to give such notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares of Common Stock acquired by exercise of an incentive stock option refer to such requirement to give such notice.

(d)           By accepting any benefit under the Plan, each optionee and each person claiming under or through such optionee shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board of Directors, in any case in accordance with the terms and conditions of the Plan.

13.   Termination and Amendment

The Plan shall be of unlimited duration; provided, however, that, to the extent required by the Code, no incentive stock option may be granted under the Plan on a date that is more than 10 years from the effective date of the Plan set forth in Section 12. The Board of Directors may suspend, terminate, modify or amend the Plan, provided that any modification or amendment that would (a) increase the aggregate number of shares that may be issued under the Plan; (b) decrease the minimum option exercise price requirements of Section 5 or otherwise materially increase the benefits accruing to optionees under the Plan; (c) extend the duration of the period during which incentive stock options may be granted under the Plan or the period during which options may be exercised under Section 6; or (d) modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company’s stockholders to the extent required by Rule 16b-3 under the Exchange Act, or any other governing rules or regulations, except that any such increase in shares of Common Stock or decrease in option exercise price that may result from adjustments authorized by Section 11 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan, other than as may result from adjustments authorized by Section 11, may, without the consent of the optionee to whom an option shall theretofore have been granted, materially adversely affect the rights of such optionee under such option. The Committee may amend the terms of any option theretofore granted under the Plan, including any agreement evidencing any such option, retroactively or prospectively, but no such amendment, other than as may result from adjustments authorized by Section 11, shall materially impair the previously accrued right of any optionee under any outstanding option without his or her written consent.

14.   Right of First Refusal.

Until the closing of a Qualified IPO (as hereinafter defined), any transfer of shares of the Company’s capital stock acquired by the exercise of an option granted pursuant to this plan (such shares to be referred to herein as “Option Shares”) shall be subject to the following:

(a)           Any holder of Option Shares proposing to effect a sale, transfer or other disposition of all or any of his Option Shares (the “Offeror”) pursuant to a bona fide offer received from a third party shall first offer the Company, by written notice (which shall contain all the information necessary to enable the Company to make an informed decision, including the identity of the Offeror and of the proposed transferee(s) and the proposed terms, including price, of sale of the Option Shares), to purchase such Option Shares on terms of the proposed transfer. The Company may accept such offer in respect of all or any of the Option Shares by giving the Offeror notice to that effect within 30 days after receipt of the offer.

(b)           If the Company agrees to purchase less than all of the Option Shares, the Offeror shall be entitled to transfer all (but not less than all) of the remaining Option Shares to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the remaining Option Shares to any transferee on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the remaining Option Shares not transferred within 90 days after the expiration of such 30 day period shall again be subject to the provisions of this Section 14.

(c)           For the purposes of this Section 14, the term “Qualified IPO” shall mean the closing of a firm commitment underwritten public offering of shares of common stock of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, which results in (i) aggregate net proceeds to the Company of at least $20,000,000 and (ii) a price paid by the public for such shares of at least $1.40 (as adjusted to reflect any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the common stock of the Company).

15.   Lock-Up.

If an underwriter to any registration of the Company’s securities so requests, any sale or other disposition of Option Shares may be subject to a “lock-up” period restricting such sales or other dispositions for up to 180 days beginning on the effective date of the registration statement pursuant to which an Qualified IPO was effected, and all optionees shall abide by such customary “lock-up” as is required by the underwriter in such registration; provided, however, that all persons entitled to registration rights with respect to shares of common stock of the Company which are not also Option Shares, all other persons selling shares of common stock of the Company in such offering, all persons holding in excess of 2% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their common stock under the circumstances and pursuant to the terms set forth in this Section 15; and provided, further, however, that any such lock-up agreement shall provide that if the underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the underwriter shall contemporaneously release a pro rata portion of the Option Shares from such lock-up.

In addition, no optionee may participate in any underwritten registration unless such person (i) agrees to sell such person’s securities on the basis provided in any customary underwriting arrangements and (ii) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

16.   Written Agreements

Each grant of options shall be evidenced by a written agreement, executed by the optionee and the Company, which shall contain such restrictions, terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee may require. Each such option agreement shall state whether such option will be treated as an incentive stock option or non-qualified option. The form of the non-qualified option agreement is attached hereto as Appendix A, the form of the non-qualified option agreement for outside directors is attached hereto as Appendix B, the form of the incentive stock option agreement is attached hereto as Appendix C and the form of the Israeli 102 stock option agreement is attached hereto as Appendix D.

17.   Effect on Other Stock Plans; Governing Law

(a)           The adoption of the Plan shall have no effect on option grants made or to be made, pursuant to other stock plans or otherwise, to employees, directors or consultants of the Company or its Subsidiaries, or any predecessors or successors thereto.

(b)           The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to such state’s conflict of law provisions, and, in any event, except as superseded by applicable Federal law.

Signature appears on following page

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of the 25th day of November, 2003.

APPILOG, INC.

By:
Irwin Wallach, President

Signature Page to Stock Option Plan